Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES NET EARNINGS OF $0.35 PER DILUTED SHARE FOR
SECOND-QUARTER 2007
NASHVILLE, Tenn. (July 24, 2007) — Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter and six months ended June 30, 2007. Revenues for the quarter increased 11% to $131,726,000 from $118,518,000 for the second quarter of 2006. Net earnings from continuing operations rose 10% to $11,013,000 from $10,024,000. Net earnings from continuing operations per diluted share for the second quarter of 2007 were $0.35, up 6% from $0.33 for the comparable prior-year quarter.
     For the first six months of 2007, revenues increased 12% to $258,921,000 from $230,742,000 for the first half of 2006. Net earnings from continuing operations were $21,242,000, an increase of 14% from $18,686,000. Net earnings from continuing operations per diluted share for the first six months of 2007 rose 11% to $0.69 from $0.62 for the same period in 2006.
     Mr. McDonald remarked, “We are pleased that AmSurg’s earnings per diluted share met our expectations for the second quarter. Our revenue growth for the quarter was again attributable to expansion in our procedures performed, which increased 12% compared with the second quarter last year. This increase was supported by the addition of 17 continuing centers in operation since the end of the second quarter of 2006, raising our total to 165 at the end of the latest quarter. We also produced same-facility revenue growth of 3% for the second quarter, consistent with our same-facility performance for the previous two quarters and our guidance for the full year of 3% to 4%.
     “During the second quarter, we added two centers through acquisition and one de novo center, and we sold one center. For the first half of 2007, we added a total of 10 new centers. We completed the second quarter with four centers under development, two of which we expect to open in the fourth quarter of 2007, and with eight centers under letter of intent. We continue to have a robust pipeline of potential center transactions, and we remain confident of meeting our goal of adding 18 to 20 new centers for full-year 2007. We expect to fund the majority of these center additions through our continued strong cash flow from operations, which totaled $32.5 million for the first six months of 2007, or 1.5 times net earnings from continuing operations.
     “Based on our financial performance for the second quarter and first half of 2007, as well as our outlook for the second half of the year, we today affirm our existing guidance for full-year 2007 and establish guidance for the third quarter of the year, as follows:
•	Revenues in a range of $510 million to $530 million for 2007.

•	Same-center revenue growth of 3% to 4% for the full year.
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AMSG Reports Second-Quarter Results

July 24, 2007
•	The addition of 18 to 20 centers for the year, which includes two additional development centers expected to open in 2007.

•	Net earnings from continuing operations per diluted share for 2007 in a range of $1.40 to $1.42 per diluted share, including a negative $0.03 impact from the effect of the Medicare Deficit Reduction Act of 2005.

•	Net earnings per diluted share for the third quarter of 2007 in a range of $0.34 to $0.35 per diluted share, including the negative impact from the effect of the Medicare Deficit Reduction Act of 2005.”
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. McDonald continued, “Our operating and financial performance to-date for 2007 supports our confidence in our prospects for steadily expanding our proven business model and achieving our goals for the full year. As we announced last week, the issuance by the Centers for Medicare & Medicaid Services (CMS) of its final revised payment system rule and its proposed rule to determine published rates also enhances our growth prospects for 2008 and 2009. While the published rates may change when the proposed rule is finalized, our current expectation is that the rules would reduce our net earnings per share by $0.04 to $0.05 in both 2008 and 2009 (cumulatively, $0.08 to $0.10) and will have a negligible impact on earnings after 2009.
     “We have remained confident of the ability of both our team and our business model to generate long-term profitable growth and increased shareholder value,” concluded Mr. McDonald. “We are pleased that CMS’s announcement last week has also improved our prospects for the near to intermediate term.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 24, 2007.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other filings with the Securities and Exchange Commission, including the following risks: changes in the reimbursement system for outpatient surgical procedures under the Medicare program; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional

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AMSG Reports Second-Quarter Results

July 24, 2007
surgery centers on favorable terms; the Company’s ability to grow revenues at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; risks associated with weather and other factors that may affect the Company’s surgery centers located in Florida; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; risks associated with the Company’s status as a general partner of limited partnerships; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the write-off of the impaired portion of intangible assets; and risks associated with the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2007, AmSurg owned a majority interest in 165 continuing centers in operation and had four centers under development.
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AMSG Reports Second-Quarter Results

July 24, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Statement of Earnings Data:
Revenues	$131,726	$118,518	$258,921	$230,742
Operating expenses:
Salaries and benefits	38,098	34,311	76,431	68,741
Supply cost	15,105	14,148	29,633	26,831
Other operating expenses	27,968	22,734	52,816	44,138
Depreciation and amortization	4,743	4,287	9,437	8,419

Total operating expenses	85,914	75,480	168,317	148,129

Operating income	45,812	43,038	90,604	82,613
Minority interest	25,998	24,505	51,331	48,134
Interest expense, net	2,197	2,046	4,684	3,745

Earnings from continuing operations before income taxes	17,617	16,487	34,589	30,734
Income tax expense	6,604	6,463	13,347	12,048

Net earnings from continuing operations	11,013	10,024	21,242	18,686
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	32	80	80	143
Gain on disposal of discontinued interests in surgery centers, net of income tax expense	147	—	147	—

Net earnings from discontinued operations	179	80	227	143

Net earnings	$11,192	$10,104	$21,469	$18,829

Basic earnings per common share:
Net earnings from continuing operations	$0.36	$0.34	$0.70	$0.63
Net earnings	$0.37	$0.34	$0.71	$0.63
Diluted earnings per common share:
Net earnings from continuing operations	$0.35	$0.33	$0.69	$0.62
Net earnings	$0.36	$0.33	$0.70	$0.62
Weighted average number of shares and share equivalents (000’s):
Basic	30,541	29,794	30,294	29,744
Diluted	31,085	30,472	30,795	30,345

Operating Data:
Continuing centers in operation at end of period	165	148	165	148
Centers under development/not opened at end of period	4	4	4	4
Development centers awaiting CON approval at end of period	—	3	—	3
Centers under letter of intent	8	2	8	2
Average number of centers in operation	163	148	163	147
Average revenue per center	$807	$801	$1,592	$1,574
Same center revenues increase	3%	5%	3%	6%
Procedures performed during the period	242,290	216,280	476,248	426,950
Cash flows provided by operating activities	$13,376	$12,571	$32,462	$33,912
Cash flows used by investing activities	$(9,402)	$(9,248)	$(55,333)	$(34,732)
Cash flows (used) provided by financing activities	$(7,760)	$(6,364)	$21,218	$(1,998)
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$11,013	$10,024	$21,242	$18,686
Add: income tax expense	6,604	6,463	13,347	12,048
Add: interest expense, net	2,197	2,046	4,684	3,745
Add: depreciation and amortization	4,743	4,287	9,437	8,419

EBITDA	$24,557	$22,820	$48,710	$42,898

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AMSG Reports Second-Quarter Results

July 24, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)

	June 30, 2007	Dec. 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$18,430	$20,083
Accounts receivable, net	57,812	51,546
Working capital	74,332	66,591
Total assets	650,121	590,032
Long-term debt and other long-term liabilities	151,763	127,821
Minority interest	56,131	52,341
Shareholders’ equity	377,145	343,108
(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports Second-Quarter Results

July 24, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for quarter ending March 31, 2007, which has been restated in order to include discontinued operations.

For the Three
Months Ended
March 31,
2007
Statement of Earnings Data:
Revenues	$127,195
Operating expenses:
Salaries and benefits	38,333
Supply cost	14,528
Other operating expenses	24,848
Depreciation and amortization	4,694

Total operating expenses	82,403

Operating income	44,792
Minority interest	25,333
Interest expense, net	2,487

Earnings from continuing operations before income taxes	16,972
Income tax expense	6,743

Net earnings from continuing operations	10,229
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	48

Net earnings	$10,277

Basic earnings per common share:
Net earnings from continuing operations	$0.34
Net earnings	$0.34
Diluted earnings per common share:
Net earnings from continuing operations	$0.34
Net earnings	$0.34
Weighted average number of shares and share equivalents (000’s):
Basic	30,046
Diluted	30,505

Operating Data:
Procedures	233,958
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$10,229
Add: income tax expense	6,743
Add: interest expense, net	2,487
Add: depreciation and amortization	4,694

EBITDA	$24,153

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AMSG Reports Second-Quarter Results

July 24, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for 2006, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months Ended				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2006	2006	2006	2006	2006
Statement of Earnings Data:
Revenues	$112,224	$118,518	$113,755	$118,498	$462,995
Operating expenses:
Salaries and benefits	34,430	34,311	33,850	34,999	137,590
Supply cost	12,683	14,148	13,064	14,005	53,900
Other operating expenses	21,404	22,734	23,116	24,330	91,584
Depreciation and amortization	4,132	4,287	4,314	4,593	17,326

Total operating expenses	72,649	75,480	74,344	77,927	300,400

Operating income	39,575	43,038	39,411	40,571	162,595
Minority interest	23,629	24,505	22,109	22,641	92,884
Interest expense, net	1,699	2,046	1,924	2,019	7,688

Earnings from continuing operations before income taxes	14,247	16,487	15,378	15,911	62,023
Income tax expense	5,585	6,463	6,028	6,008	24,084

Net earnings from continuing operations	8,662	10,024	9,350	9,903	37,939

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	63	80	68	52	263
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	—	—	(56)	(407)	(463)

Earnings (loss) from discontinued operations	63	80	12	(355)	(200)

Net earnings	$8,725	$10,104	$9,362	$9,548	$37,739

Basic earnings per common share:
Net earnings from continuing operations	$0.29	$0.34	$0.31	$0.33	$1.27
Net earnings	$0.29	$0.34	$0.31	$0.32	$1.27
Diluted earnings per common share:
Net earnings from continuing operations	$0.29	$0.33	$0.31	$0.32	$1.25
Net earnings	$0.29	$0.33	$0.31	$0.31	$1.24
Weighted average number of shares and share equivalents (000’s):
Basic	29,693	29,794	29,875	29,924	29,822
Diluted	30,219	30,472	30,423	30,477	30,398

Operating Data:
Procedures	210,670	216,280	207,469	215,104	849,523
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$8,662	$10,024	$9,350	$9,903	$37,939
Add: income tax expense	5,585	6,463	6,028	6,008	24,084
Add: interest expense, net	1,699	2,046	1,924	2,019	7,688
Add: depreciation and amortization	4,132	4,287	4,314	4,593	17,326

EBITDA	$20,078	$22,820	$21,616	$22,523	$87,037

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